99.1 MISSION MEDICAL OFFICE PORTFOIO MISSION VIEJO, CA Exhibit 99.2

Company Overview Company Information 3 Third Quarter 2017 Highlights 4 Year-to-Date 2017 Highlights 5 Financial Highlights 6 Company Snapshot 8 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 9 Capitalization, Interest Expense and Covenants 10 Debt Composition and Maturity Schedule 11 Portfolio Information Investment Activity 12 Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration 13 Development Summary and Capital Expenditures 14 Same-Property Performance and NOI 15 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 16 Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations 17 Key Health System Relationships and In-House Property Management and Leasing Platform 18 Health System Relationship Highlights 19 Financial Statements Condensed Consolidated Balance Sheets 20 Condensed Consolidated Statements of Operations 21 Condensed Consolidated Statements of Cash Flows 22 Reporting Definitions 23 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States based on gross leasable area (“GLA”). We provide the real estate infrastructure for the integrated delivery of healthcare services in highly desirable locations. Over the last decade, we have invested $7.0 billion primarily in MOBs and other healthcare assets comprising 24.2 million square feet of GLA. Our investments are targeted in 20 to 25 key markets that we believe have superior healthcare demographics that support strong, long-term demand for medical office space. We have achieved, and continue to achieve, critical mass within these key markets by expanding our presence through accretive acquisitions, and utilizing our in-house operating expertise through our regionally located property management and leasing platform. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that we believe have significantly outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s website at www.htareit.com. Company Overview Executive Management Scott Peters I Chairman, Chief Executive Officer and President Robert Milligan I Chief Financial Officer, Secretary and Treasurer Amanda Houghton I Executive Vice President - Asset Management Ann Atkinson I Senior Vice President - Acquisitions Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Investor Relations Robert Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 3

Third Quarter 2017 Highlights Operating • Net Income Attributable to Common Stockholders: Increased 114.1% to $13.8 million, compared to Q3 2016. Earnings per diluted share increased 75.0% to $0.07 per diluted share, compared to Q3 2016. • Funds From Operations (“FFO”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), increased 56.1%, to $84.2 million, compared to Q3 2016. FFO per diluted share increased 7.9%, to $0.41 per diluted share, compared to Q3 2016. • Normalized FFO: Increased 49.6%, to $85.4 million, compared to Q3 2016. Normalized FFO per diluted share increased 5.0%, to $0.42 per diluted share, compared to Q3 2016. • Normalized Funds Available for Distribution (“FAD”): Increased 51.9%, to $74.8 million, compared to Q3 2016. • Same-Property Cash Net Operating Income (“NOI”): Increased $2.2 million, or 2.9%, to $80.3 million, compared to Q3 2016. Portfolio • Investments: During the quarter, HTA had investments of $160.7 million, totaling approximately 314,000 square feet of GLA and which were 99% leased as of the date of acquisition, bringing year-to-date investments to $2.7 billion, net of development credits received at the closing of the Duke acquisition. These investments included the properties in the final closing associated with the Duke Realty healthcare business (“Duke Assets”) and completion of the portfolio acquisition from a Tampa developer, which were announced in Q2 2017. HTA’s investments for the quarter consisted of the following: ◦ Duke Assets: HTA acquired three additional properties in July for an aggregate purchase price of $131.7 million. These properties total approximately 245,000 square feet of GLA and were 100% leased as of the date of acquisition. ◦ Tampa Developer: HTA acquired two additional properties in July and August for an aggregate purchase price of $29.0 million. These properties total approximately 68,000 square feet of GLA and were 98% leased as of the date of acquisition. • Leasing: HTA entered into new and renewal leases on approximately 745,000 square feet of GLA, or 3.1%, of its portfolio. Tenant retention for the Same-Property portfolio was 75% by GLA for the quarter, which included approximately 289,000 square feet of GLA of expiring leases. Renewal leases included tenant improvements of $1.56 per square foot per year of the lease term and less than three days of free rent per year of the lease term. 2017 Investments - Q3 Performance • Investments: During 2017, HTA completed and closed $2.7 billion of investments, totaling approximately 6.6 million square feet of GLA, including projects under development. These acquisitions included 93 in-service properties and seven development properties, including four recently developed properties and three properties under development, but which were 100% pre-leased and expected to be completed by Q2 2018. Approximately 89% of the GLA for these investments are located in HTA’s existing key markets, allowing HTA to manage and service these properties with its existing property management, building services, and leasing platform, thereby generating additional cash flow opportunities. • Cash NOI: During the quarter, HTA generated $32.9 million of Cash NOI on its 2017 investments, including a partial period impact for acquisitions that closed and developments that were completed during the period. As of September 30, 2017, HTA’s run rate yield on its 2017 investments was approximately 5.1%, which included the full quarter impact of acquisitions and developments closed and completed in the period, and new leases that were signed but not yet occupied. • Leasing: HTA entered into new leases on approximately 26,000 square feet of GLA for its 2017 investments, or 0.4% of the total acquired GLA. HTA also entered into renewal leases totaling approximately 108,000 square feet of GLA. HTA executed these leases utilizing its existing in-house leasing representatives which would have resulted in capitalized leasing commissions totaling $0.5 million, or 1.5% of third quarter Cash NOI, if third party brokers had been used by HTA. • Property Management & Building Services: As of the end of the period, HTA provided property management services to 91% of its 2017 investments as measured by GLA. During the quarter, HTA earned over $1.0 million of property management fees related to these properties which were included in total Cash NOI. On an annual basis, these properties generated a total of over $5.0 million in property management fees. As of the end of the period, HTA provided building engineering services to approximately 64% of the multi-tenanted properties included in its 2017 investments. In addition, during the quarter, HTA earned over $250,000 in expense recoveries from building services which were included in total Cash NOI. • Development: During the third quarter, HTA-Development completed two development projects located in Oxford, Mississippi and Dallas, TX, with a total construction cost of $33.8 million. As such, four of the seven development properties acquired by HTA as a part of the Duke acquisition have been completed, but are not all fully leased at this time. As of the end of the quarter, these four properties were 77% leased and generated $0.6 million of Cash NOI. HTA is currently in the late stages of lease negotiations for an additional 38,000 square feet of GLA that would bring the leased rate on these properties to 90% if completed. The remaining three properties under development are 100% pre-leased and are projected to be completed by Q2 2018. In total, the seven development properties are projected to generate between $2.50 million and $2.75 million in quarterly Cash NOI upon completion and stabilization. Capital Markets • Equity: In September 2017, HTA entered into new equity distribution agreements with its various sales agents with respect to its at-the- market (“ATM”) offering program of common stock with an aggregate sales amount of up to $500.0 million. • Debt: In July 2017, HTA, as guarantor, and Healthcare Trust of America Holdings, LP (“HTALP”), as borrower, entered into an amended and restated $1.3 billion unsecured credit agreement which increased the amount available under the unsecured revolving credit facility to $1.0 billion and extended the maturities of the unsecured revolving credit facility to June 30, 2022 and for the $300.0 million unsecured term loan until February 1, 2023. The interest rate on the unsecured revolving credit facility is adjusted LIBOR plus a margin ranging from 0.83% to 1.55% per annum based on HTA’s credit rating. Company Overview 3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 4

Year-to-Date 2017 Highlights Operating • Net Income Attributable to Common Stockholders: Decreased 27.1% to $21.4 million, compared to year-to-date 2016. Earnings per diluted share decreased 42.9% to $0.12 per diluted share, compared to year-to-date 2016. Total revenues increased $101.3 million due to the continued growth in HTA’s operations, however, the increase in revenues was primarily offset as a result of the Duke acquisition by the increase in transaction expenses and loss on extinguishment of debt related to bridge facility fees paid. • FFO: As defined by NAREIT, increased 28.5%, to $198.7 million, compared to year-to-date 2016. FFO per diluted share remained stable at $1.12 per diluted share, compared to year-to-date 2016. • Normalized FFO: Increased 29.9%, to $215.2 million, compared to year-to-date 2016. Normalized FFO per diluted share increased 0.8% to $1.21 per diluted share, compared to year-to-date 2016. • Normalized FAD: Increased 27.3%, to $188.3 million, compared to year-to-date 2016. • Same-Property Cash NOI: Increased $6.6 million, or 3.1%, to $217.8 million, compared to year-to-date 2016. Same-Property rental revenue increased $4.1 million, or 1.7%, to $243.4 million, compared to year-to-date 2016. Portfolio • Investments: HTA completed investments of $2.7 billion, net of development credits received at the closing of the Duke acquisition, totaling approximately 6.6 million square feet of GLA, including projects under development, and which were 92% leased as of the date of acquisition and consisted of the following: ◦ As of September 30, 2017, HTA closed on Duke Assets of approximately $2.24 billion for 71 properties and a parcel of land, including a 50% ownership interest in an unconsolidated joint venture, totaling approximately 5.2 million square feet of GLA, including projects under development, and were 94% leased as of the date of acquisition. HTA’s only remaining obligations related to the Duke acquisition are the potential acquisition of a land parcel in Miami, FL and a single property in Texas that are each currently excluded from HTA’s purchase obligations due to current outstanding physical condition issues. ◦ In addition, HTA completed investments of $458.3 million, totaling approximately 1.5 million square feet of GLA that were 93% leased as of the date of acquisition and which were located substantially in certain of HTA’s 20 to 25 key markets. • Development Platform Acquisition: During the nine months ended September 30, 2017, HTA completed its acquisition of Duke’s development and construction platform as part of the Duke acquisition. Prior to HTA’s acquisition, this best-in-class development platform, renamed HTA-Development by HTA, had developed over $1.0 billion in medical real estate assets over the last 10 years. • Dispositions: HTA completed the disposition of a medical office building located in Texas for a gross sales price of $5.0 million and which totaled approximately 48,000 square feet of GLA. • Leasing: HTA entered into new and renewal leases on approximately 2.0 million square feet of GLA, or 8.4%, of its portfolio. Tenant retention for the Same-Property portfolio was 78% by GLA year-to-date, which included approximately 1.3 million square feet of expiring leases. Renewal leases included tenant improvements of $1.51 per square foot of GLA per year of the lease term and less than five days of free rent per year of the lease term. • Leased Rate: As of September 30, 2017, HTA had a leased rate for its portfolio of 91.7% by GLA and 91.4% for its Same-Property portfolio. Balance Sheet and Capital Markets • Balance Sheet: As of September 30, 2017, HTA had total leverage of 31.9% measured as debt to total capitalization, and 6.2x measured as debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Total liquidity at the end of the quarter was $928.9 million, including $919.5 million of availability under HTA’s unsecured revolving credit facility and $9.4 million of cash and cash equivalents. • Equity: During the nine months ended September 30, 2017, HTA issued and sold approximately $1.7 billion of equity at an average price of $28.70 per share. Additionally, in September 2017, HTA entered into new equity distribution agreements with its various sales agents with respect to its ATM offering program of common stock with an aggregate sales amount of up to $500.0 million. • Debt: During the nine months ended September 30, 2017, HTA issued in a public offering approximately $1.2 billion in debt, which consisted of $900.0 million in senior unsecured notes at an average interest rate of 3.4% per annum and an average duration of 7.7 years. HTA also executed, as borrower, a $286.0 million promissory note with a 4.0% per annum interest rate with the seller in the Duke acquisition. Additionally, in July 2017, HTA, as guarantor, and HTALP, as borrower, entered into an amended and restated $1.3 billion unsecured credit agreement which increased the amount available under the unsecured revolving credit facility to $1.0 billion and extended the maturity date to June 30, 2022, and extended the maturity date until February 1, 2023 under the $300.0 million unsecured term loan. These transactions were used to substantially finance HTA’s 2017 investments and position its investment grade balance sheet for future growth. Subsequent Events • Investments: In October 2017, HTA completed an investment with a purchase price of $8.3 million. As part of the acquisition, HTA issued to the seller as a part of the acquisition consideration a total of 16,972 operating partnership units in HTALP with a market value at the time of issuance of $0.5 million. • Equity: Subsequent to September 30, 2017, HTA issued approximately $200.0 million of common stock under the ATM, including $75.0 million on a forward basis which will be issued over the next six months. • Dividends: On October 24, 2017, HTA’s Board of Directors announced a quarterly dividend of $0.305 per share of common stock. The dividends are to be paid on January 9, 2018 to stockholders of record of our common stock on January 2, 2018. Company Overview 3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 5

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	3Q17	2Q17	1Q17	4Q16	3Q16
INCOME ITEMS					
Revenues	$ 175,994	$ 139,879	$ 124,347	$ 122,039	$ 118,340
NOI [(1)(2)]	119,663	96,419	85,327	83,587	81,455
Adjusted EBITDA*re* [(1)(3)]	457,716	442,316	319,132	312,340	311,776
FFO [(1)(3)]	84,248	54,185	60,231	60,944	53,972
Normalized FFO [(1)(3)]	85,449	69,643	60,133	59,513	57,132
Normalized FAD [(1)(3)]	74,767	60,618	52,865	52,197	49,222
Net income (loss) attributable to common stockholders per diluted share	$ 0.07	$ (0.03)	$ 0.09	$ 0.11	$ 0.04
FFO per diluted share	0.41	0.30	0.41	0.42	0.38
Normalized FFO per diluted share	0.42	0.39	0.41	0.41	0.40
Same-Property Cash NOI growth [(4)]	2.9%	3.1%	3.2%	2.9%	3.3%
Fixed charge coverage ratio [(5)]	4.35x	4.39x	4.30x	4.20x	4.08x

	As of				
	3Q17	2Q17	1Q17	4Q16	3Q16
ASSETS					
Gross real estate investments	$ 6,977,851	$ 6,796,889	$ 4,360,906	$ 4,320,613	$ 4,255,076
Total assets	6,413,522	6,366,758	3,753,017	3,747,844	3,715,890
CAPITALIZATION					
Total debt	$ 2,856,758	$ 2,784,162	$ 1,811,208	$ 1,768,905	$ 1,712,598
Total capitalization [(6)]	8,959,887	9,154,526	6,409,685	6,020,188	6,476,814
Total debt/total capitalization	31.9%	30.4%	28.3%	29.4%	26.4%

(1) Refer to pages 23 and 24 for the reporting definitions of NOI, Adjusted EBITDA*re*, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 15 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 9 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDA*re* divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.
(6) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus total debt outstanding at the end of the period. Refer to page 10 for details.

HTA LISTED NYSE

3Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 6

Financial Highlights Company Overview 3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 7 $0.43 $0.41 $0.39 $0.37 $0.35 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 $0.39 $0.39 $0.40 $0.40 $0.40 $0.41 $0.41 $0.39 $0.42 5.0x 4.5x 4.0x 3.5x 3.0x 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 3.77x 3.84x 3.85x 4.06x 4.08x 4.20x 4.30x 4.39x 4.35x 48% 44% 40% 36% 32% 28% 24% 20% 16% 12% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 33.1% 31.4% 30.0% 26.2% 26.4% 29.4% 28.3% 30.4% 31.9% 4.0% 3.5% 3.0% 2.5% 2.0% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 3.1% 3.1% 3.0% 3.1% 3.3% 2.9% 3.2% 3.1% 2.9% Consistent Same Store Growth Long-Term Expectation of 2% to 3% Same Store Growth Increasing Normalized FFO Growth Fixed Charge Coverage Debt/Total Capitalization

Company Overview

Company Snapshot

(as of September 30, 2017)

Investments in Real Estate [(1)]	$	7.0
Total portfolio GLA [(2)]		24.2
Leased rate [(3)]		91.7%
Same-Property portfolio tenant retention rate (YTD) [(4)]		78%
% of GLA on-campus/aligned		96%
% of invested dollars in key markets & top 75 MSAs [(5)]		93%
Investment grade tenants [(6)]		47%
Credit rated tenants [(6)]		61%
Weighted average remaining lease term for all buildings [(7)]		5.6
Weighted average remaining lease term for single-tenant buildings [(7)]		8.4
Weighted average remaining lease term for multi-tenant buildings [(7)]		4.6
Credit ratings (by Moody's and Standard & Poor's)		Baa2(Negative)/BBB(Stable)
Cash and cash equivalents [(2)]	$	9.4
Debt/total capitalization		31.9%
Weighted average interest rate per annum on portfolio debt [(8)]		3.44%

Building Type

% of Portfolio (based on GLA)


Medical Office Buildings
95%
Senior Care
1%
Hospitals
4%

Presence in Top MSAs [(9)]

% of Portfolio (based on invested dollars)


Indianapolis, IN
4.0%
Hartford/New Haven, CT
3.9%
Atlanta, GA
4.7%
Phoenix, AZ
3.8%
Tampa, FL
5.0%
Orange County/Los Angeles, CA
3.7%
Boston, MA
5.9%
Denver, CO
3.5%
Houston, TX
6.2%
Dallas, TX
11.8%
All Other Markets
6.7%
Additional Top 75 MSAs
40.8%

(1) Amount presented in billions. Refer to page 23 for the reporting definition of Investments in Real Estate.
(2) GLA and cash presented in millions. Total portfolio GLA excludes GLA for development properties and includes 100% of the GLA for unconsolidated joint ventures.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 24 for the reporting definition of Retention.
(5) Refer to page 23 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts based on annualized base rent.
(7) Amounts presented in years.
(8) Includes the impact of interest rate swaps.
(9) Refer to page 13 for a detailed table of HTA' s Key Markets and Top 75 MSA Concentration.

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Healthcare Trust of America, Inc. I 8

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended		Nine Months Ended	
	3Q17	3Q16	3Q17	3Q16
Net income attributable to common stockholders	$ 13,763	$ 6,427	$ 21,390	$ 29,361
Depreciation and amortization expense related to investments in real estate	70,021	47,545	171,678	129,477
Gain on sale of real estate, net	—	—	(3)	(4,212)
Impairment	—	—	5,093	—
Proportionate share of joint venture depreciation, amortization and other adjustments	464	—	506	—
FFO attributable to common stockholders	$ 84,248	$ 53,972	$ 198,664	$ 154,626
Transaction expenses [1]	261	1,122	975	4,997
(Gain) loss on change in fair value of derivative financial instruments, net	—	(1,306)	(884)	2,144
Loss on extinguishment of debt, net	774	3,000	11,192	3,022
Noncontrolling income from partnership units included in diluted shares	166	211	635	802
Other normalizing items, net [2]	—	133	4,643	117
Normalized FFO attributable to common stockholders	$ 85,449	$ 57,132	$ 215,225	$ 165,708
Other expense (income)	27	(95)	13	(220)
Non-cash compensation expense	1,654	2,103	5,493	5,136
Straight-line rent adjustments, net	(3,009)	(1,161)	(5,834)	(3,636)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	683	323	1,467	1,476
Deferred revenue - tenant improvement related	(12)	7	(23)	—
Amortization of deferred financing costs and debt discount/premium, net	1,290	795	2,929	2,288
Recurring capital expenditures, tenant improvements and leasing commissions	(11,315)	(9,882)	(31,020)	(22,866)
Normalized FAD attributable to common stockholders	$ 74,767	$ 49,222	$ 188,250	$ 147,886
Net income attributable to common stockholders per diluted share	$ 0.07	$ 0.04	$ 0.12	$ 0.21
FFO adjustments per diluted share, net	0.34	0.34	1.00	0.91
FFO attributable to common stockholders per diluted share	$ 0.41	$ 0.38	$ 1.12	$ 1.12
Normalized FFO adjustments per diluted share, net	0.01	0.02	0.09	0.08
Normalized FFO attributable to common stockholders per diluted share	$ 0.42	$ 0.40	$ 1.21	$ 1.20
Weighted average diluted common shares outstanding	204,795	143,138	177,410	138,314

Adjusted EBITDA*re* [3]	Three Months Ended
	3Q17
Net income	$ 13,957
Interest expense and net change in fair value of derivative financial instruments	26,188
Depreciation and amortization expense	70,491
Proportionate share of joint venture depreciation, amortization and other adjustments	464
EBITDA*re*	$ 111,100
Transaction expenses	261
Loss on extinguishment of debt, net	774
Non-cash compensation expense	1,654
Pro forma impact of acquisitions	640
	114,429
Adjusted EBITDA*re*	$ 457,716

(1) For the three and nine months ended 3Q17, amounts have been adjusted to reflect the prospective presentation of the early adoption of ASU 2017-01 as of January 1, 2017.
(2) For the nine months ended 3Q17, other normalizing items include $4.6 million of compensation and severance payments to Duke employees pursuant to the Duke purchase agreements in connection with the Duke acquisition that were included in transaction expenses on HTA's condensed consolidated statements of operations. In addition, other normalizing items excludes lease termination fees as they are deemed to be generated in the ordinary course of business.
(3) Refer to page 23 for the reporting definitions of EBITDA*re* as defined by NAREIT and Adjusted EBITDA*re* as previously defined as Adjusted EBITDA.

HTA LISTED NYSE

3Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 9

Financial Information

Capitalization, Interest Expense and Covenants

(as of September 30, 2017, dollars and shares in thousands, except stock price)

Capitalization

Unsecured revolving credit facility	$ 75,000
Unsecured term loans	500,000
Unsecured senior notes	1,850,000
Secured mortgage loans	454,022
Deferred financing costs, net	(16,552)
Discount, net	(5,712)
Total debt	$ 2,856,758
Stock price (as of September 30, 2017)	$ 29.80
Total diluted common shares outstanding	204,803
Equity capitalization	$ 6,103,129
Total capitalization	$ 8,959,887
Total undepreciated assets	$ 7,387,088
Gross book value of unencumbered assets	$ 6,230,451
Debt/total capitalization	31.9%
Debt/undepreciated assets	38.7%
Debt/Adjusted EBITDA*re* ratio	6.2x



Equity 68%
Secured Debt 5%
Unsecured Debt 27%

Interest Expense

	Three Months Ended		Nine Months Ended	
	3Q17	3Q16	3Q17	3Q16
Interest related to derivative financial instruments	$ 264	$ 552	$ 827	$ 1,856
(Gain) loss on change in fair value of derivative financial instruments, net (1)	—	(1,306)	(884)	2,144
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	264	(754)	(57)	4,000
Interest related to debt	25,924	16,386	59,688	44,503
Total interest expense	$ 26,188	$ 15,632	$ 59,631	$ 48,503
Interest expense excluding net change in fair value of derivative financial instruments	$ 26,188	$ 16,938	$ 60,515	$ 46,359

Covenants

Bank Loans	Required	3Q17
Total leverage	≤ 60%	37%
Secured leverage	≤ 30%	6%
Fixed charge coverage	≥ 1.50x	4.35x
Unencumbered leverage	≤ 60%	35%
Unencumbered coverage	≥ 1.75x	4.42x

Senior Notes	Required	3Q17
Total leverage	≤ 60%	40%
Secured leverage	≤ 40%	6%
Unencumbered asset coverage	≥ 150%	268%
Interest coverage	≥ 1.50x	4.43x

(1) In March 2017, HTA designated its derivative financial instruments as cash flow hedges.

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Unsecured Revolving Credit Facility due 2022 Secured Mortgage Loans Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2022 Unsecured Term Loan due 2023 ($300M) Unsecured Senior Notes due 2023 Unsecured Term Loan due 2023 ($200M) Unsecured Senior Notes due 2026 Unsecured Senior Notes due 2027 $2,400,000 $2,200,000 $2,000,000 $1,800,000 $1,600,000 $1,400,000 $1,200,000 $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 Remainder of 2017 2018 2019 2020 2021 Thereafter Financial Information Debt Composition and Maturity Schedule (as of September 30, 2017, dollars in thousands) 3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 11 Unsecured Revolving Credit Facility due 2022 (1) Secured Mortgage Loans Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2022 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2023 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2026 Unsecured Senior Notes due 2027 Total Remainder of 2017 $ — $ 1,166 $ — $ — $ — $ — $ — $ — $ — $ 1,166 2018 — 100,827 — — — — — — — 100,827 2019 — 105,940 — — — — — — — 105,940 2020 — 144,892 — — — — — — — 144,892 2021 — 3,933 300,000 — — — — — — 303,933 Thereafter 75,000 97,264 — 400,000 300,000 300,000 200,000 350,000 500,000 2,222,264 Subtotal 75,000 454,022 300,000 400,000 300,000 300,000 200,000 350,000 500,000 2,879,022 Deferred financing costs, net — (210) (1,634) (2,994) (2,525) (1,899) (1,727) (1,437) (4,126) (16,552) Premiums (discounts), net — 1,669 (1,235) (234) — (1,396) — (2,041) (2,475) (5,712) Total $ 75,000 $ 455,481 $ 297,131 $ 396,772 $ 297,475 $ 296,705 $ 198,273 $ 346,522 $ 493,399 $ 2,856,758 Stated rate (2) 2.30% 4.31% 3.38% 2.95% 2.40% 3.70% 2.90% 3.50% 3.75% 3.41% Hedged rate (3) 2.30% 4.46% 3.38% 2.95% 2.40% 3.70% 2.93% 3.50% 3.75% 3.44% Debt Composition (1) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility. (2) The stated rate on the debt instrument as of the end of the period. (3) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of the end of the period. Debt Maturity Schedule $1,166 $100,827 $105,940 $144,892 $303,933 $2,222,264 (1)

Property Market Date Acquired % Leased at Acquisition Purchase Price (1) GLA (2) MatureWell MOB College Station, TX January 100% $ 13,600 23 Medical Village of Tampa MOB Tampa, FL March 100 21,100 55 Dignity MOB (11 buildings) AZ & CA May 87 150,000 591 Northwest Houston MOB (4 buildings) Cypress/Houston, TX May 99 137,600 370 Texas Health MOB Fort Worth, TX May 100 38,500 78 Lake Norman MOB (3 buildings) Charlotte, NC June 54 16,590 143 Duke Asset Acquisition (71 properties & 1 land parcel) (3) Various May/June/July 94 2,243,905 5,153 Optimal MOB (7 buildings) Tampa, FL June/July/August 99 76,835 197 Total $ 2,698,130 6,610 Portfolio Information Investment Activity (as of September 30, 2017, dollars and GLA in thousands) 2017 Acquisitions Annual Investments (4) 3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 12 (1) The total purchase price excludes development credits received at closing of the Duke acquisition. (2) The total GLA includes the GLA of projects under development. (3) includes HTA’s investment in an unconsolidated joint venture of $68.8 million as of the date of acquisition. (4) Excludes real estate note receivables and corporate assets. 2017 Dispositions As of September 30, 2017, HTA has invested $7.0 billion primarily in MOBs and other healthcare assets comprising 24.2 million square feet of GLA. Property Market Date Disposed Disposition Price GLA Baylor Medical MOB Waxahachie, TX February $ 5,000 48 Acquisitions Dispositions $2,900,000 $2,300,000 $1,700,000 $1,100,000 $500,000 -$100,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 $413,150 $542,976 $455,950 $802,148 $68,314 ($39,483) $294,937 $397,826 $271,510 $439,530 $700,764 ($35,685)($82,885) ($5,000) $2,698,130

Portfolio Information

Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration

(as of September 30, 2017, dollars and GLA in thousands)

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA (1)	% of Portfolio	Annualized Base Rent (2)	% of Annualized Base Rent
Southwest	$ 2,612,365	37.4%	8,002	33.1%	$ 177,013	33.8%
Southeast	1,988,162	28.5	7,273	30.1	158,094	30.1
Northeast	1,266,888	18.2	4,690	19.4	104,845	20.0
Midwest	1,104,893	15.8	4,167	17.3	83,817	16.0
Northwest	7,750	0.1	22	0.1	542	0.1
Total	$ 6,980,058	100%	24,154	100%	$ 524,311	100%

Key Markets and Top 75 MSA Concentration (3)

Key Markets	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Dallas, TX	$ 824,024	11.8%	1,934	8.0%	$ 46,690	8.9%
Houston, TX	430,979	6.2	1,512	6.3	31,201	6.0
Boston, MA	410,730	5.9	1,037	4.3	32,716	6.2
Tampa, FL	347,764	5.0	943	3.9	22,445	4.3
Atlanta, GA	325,186	4.7	1,088	4.5	22,575	4.3
Indianapolis, IN	281,768	4.0	1,396	5.8	24,312	4.6
Hartford/New Haven, CT	269,177	3.9	953	3.9	20,301	3.9
Phoenix, AZ	267,781	3.8	1,315	5.4	24,535	4.7
Orange County/Los Angeles, CA	255,042	3.7	578	2.4	15,141	2.9
Denver, CO	246,957	3.5	538	2.2	17,054	3.3
Miami, FL	223,537	3.2	996	4.1	21,239	4.1
Chicago, IL	190,778	2.7	382	1.6	11,220	2.1
Raleigh, NC	185,564	2.7	563	2.3	14,886	2.8
Albany, NY	179,253	2.6	881	3.7	16,152	3.1
Greenville, SC	179,070	2.6	965	4.0	17,613	3.4
Austin, TX	164,425	2.3	408	1.7	8,260	1.6
Milwaukee, WI	156,782	2.2	498	2.1	11,671	2.2
Orlando, FL	156,300	2.2	510	2.1	10,635	2.0
Pittsburgh, PA	148,612	2.1	1,094	4.5	20,508	3.9
White Plains, NY	126,144	1.8	333	1.4	7,570	1.4
Top 20 MSAs	5,369,873	76.9	17,924	74.2	396,724	75.7
Additional Top 75 MSAs	1,145,136	16.4	4,404	18.2	88,199	16.8
Total Key Markets & Top 75 MSAs	$ 6,515,009	93.3%	22,328	92.4%	$ 484,923	92.5%

(1) Total portfolio GLA excludes GLA for development properties and includes 100% of the GLA for unconsolidated joint ventures.
(2) Refer to page 23 for the reporting definition of Annualized Base Rent.
(3) Key markets are titled as such based on HTA's concentration in the respective MSA.

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Portfolio Information

Development Summary and Capital Expenditures

(as of September 30, 2017, dollars and GLA in thousands)

Development Summary - Property Information

Development	Market	Total GLA	% Leased
Baptist Memorial Oxford MOB	Oxford, TN	80	90%
BS&W EMC - Grand Prairie MOB	Dallas, TX	27	100
Stabilized Total		107	93
Main Line Bryn Mawr MOB	Philadelphia, PA	101	57%
Centegra Health MOB	Chicago, IL	81	83
Unstabilized Total		182	69
UNC REX Holly Springs MOB	Raleigh, NC	45	100
Memorial Hermann Plaza II MOB	Houston, TX	99	100
Providence Facey MOB	Orange County, CA	37	100
Construction in Progress total		181	100
Total		470	86%

Development Summary - Financial Information

Development	Completion/ Estimated Completion	Total Construction Cost	Construction in Progress	Costs to Complete
Baptist Memorial Oxford MOB	3Q17	$ 19,042	$ 17,618	$ 1,424
BS&W EMC - Grand Prairie MOB	3Q17	14,775	12,377	2,398
Stabilized Total		33,817	29,995	3,822
Main Line Bryn Mawr MOB	1Q17	32,296	30,779	1,517
Centegra Health MOB	1Q17	24,625	23,704	921
Unstabilized Total		56,921	54,483	2,438
UNC REX Holly Springs MOB	4Q17	14,534	13,627	907
Memorial Hermann Plaza II MOB	2Q18	20,674	2,462	18,212
Providence Facey MOB	2Q18	18,165	6,060	12,105
Construction in Progress total		$ 53,373	$ 22,149	$ 31,224
Stabilized yield	6.8%			
Total construction costs/gross real estate investments	2.1%			

Capital Expenditures

	Three Months Ended 3Q17	Nine Months Ended 3Q17
Recurring capital expenditures	$ 6,667	$ 13,685
Tenant improvements - 2nd generation	2,612	10,293
Lease commissions	2,036	7,042
Total recurring capital expenditures	$ 11,315	$ 31,020
Capital expenditures - 1st generation/acquisition	354	2,264
Tenant improvements - 1st generation	1,382	3,667
Redevelopment	1,884	7,286
Total capital expenditures	$ 14,935	$ 44,237

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Portfolio Information

Same-Property Performance and NOI

(as of September 30, 2017, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	3Q17	2Q17	3Q16	$ Change	% Change	$ Change	% Change
Rental revenue	$ 90,775	$ 90,293	$ 89,433	$ 482	0.5%	$ 1,342	1.5%
Tenant recoveries	26,491	26,512	23,994	(21)	(0.1)	2,497	10.4
Total rental income	117,266	116,805	113,427	461	0.4	3,839	3.4
Expenses	36,981	37,034	35,384	(53)	(0.1)	1,597	4.5
Same-Property Cash NOI	$ 80,285	$ 79,771	$ 78,043	$ 514	0.6%	$ 2,242	2.9%
Rental Margin (1)	88.4%	88.3%	87.3%				

	As of		
	3Q17	2Q17	3Q16
Number of buildings	338	338	338
GLA	16,832	16,831	16,824
Leased GLA, end of period	15,389	15,442	15,440
Leased %, end of period	91.4%	91.7%	91.7%

NOI (2)

	Three Months Ended	
	3Q17	3Q16
Net income	$ 13,957	$ 6,639
General and administrative expenses	8,283	7,293
Transaction expenses (3)	261	1,122
Depreciation and amortization expense	70,491	47,864
Interest expense and net change in fair value of derivative financial instruments	26,188	15,632
Loss on extinguishment of debt, net	774	3,000
Income from unconsolidated joint venture	(318)	—
Other expense (income)	27	(95)
NOI	$ 119,663	$ 81,455
NOI percentage growth	46.9%	
NOI	$ 119,663	$ 81,455
Straight-line rent adjustments, net	(3,009)	(1,161)
Amortization of (below) and above market leases/leasehold interests, net and lease termination fees	214	3
Cash NOI	$ 116,868	$ 80,297
Notes receivable interest income	(503)	(68)
Non Same-Property Cash NOI	(36,080)	(2,186)
Same-Property Cash NOI	$ 80,285	$ 78,043
Same-Property Cash NOI percentage growth	2.9%	

(1) Rental margin percentage presents Same-Property Cash NOI divided by Same-Property rental revenue for the quarter.
(2) Refer to pages 23 and 24 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.
(3) For the period ended 3Q17, amounts have been adjusted to reflect the prospective presentation of the early adoption of ASU 2017-01 as of January 1, 2017.

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Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of September 30, 2017, dollars and GLA in thousands)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	120	22	6,520	27.0%	$ 149,070	28.4%
Multi-tenant	312	31	16,325	67.6	337,669	64.4
Other Healthcare Facilities						
Hospitals	15	7	954	3.9	32,330	6.2
Senior care	3	1	355	1.5	5,242	1.0
Total	450	33	24,154	100%	$ 524,311	100%

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Net-Lease/Gross-Lease						
Net-lease	295	30	15,381	63.7%	$ 341,094	65.1%
Gross-lease	155	20	8,773	36.3	183,217	34.9
Total	450	33	24,154	100%	$ 524,311	100%

Historical Campus Proximity (2)(3)

	As of				
	3Q17	2Q17	1Q17	4Q16	3Q16
Off-campus aligned	26%	26%	29%	30%	29%
On-campus	70	71	67	67	68
On-campus/aligned	96%	97%	96%	97%	97%
Off-campus/non-aligned	4	3	4	3	3
Total	100%	100%	100%	100%	100%

Ownership Interests (4)

	Number of Buildings	GLA (1)	Annualized Base Rent	% of Annualized Base Rent	As of (2)				
					3Q17	2Q17	1Q17	4Q16	3Q16
Fee Simple	309	15,058	$ 328,369	63%	62%	62%	69%	68%	68%
Customary Health System Restrictions	126	8,106	175,049	33	34	34	26	26	26
Economic with Limited Restrictions	5	262	6,736	1	1	1	1	2	2
Occupancy Health System Restrictions	10	728	14,157	3	3	3	4	4	4
Leasehold Interest Subtotal	141	9,096	195,942	37	38	38	31	32	32
Total	450	24,154	$ 524,311	100%	100%	100%	100%	100%	100%

(1) Total portfolio GLA excludes GLA for development properties and includes 100% of the GLA for unconsolidated joint ventures.
(2) Percentages shown as percent of total GLA.
(3) Refer to page 24 for the reporting definitions of Off-campus/non-aligned and On-campus/aligned.
(4) Refer to pages 23 and 24 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.

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Portfolio Information

Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations

(as of September 30, 2017, dollars and GLA in thousands)

Historical Leased Rate [(1)]

	As of				
	3Q17	2Q17	1Q17	4Q16	3Q16
Total portfolio leased rate	91.7%	92.0%	91.8%	91.9%	91.8%
On-campus/aligned leased rate	91.7%	92.0%	91.8%	91.9%	91.8%
Off-campus/non-aligned leased rate	92.5%	92.3%	90.3%	90.1%	90.8%
Total portfolio occupancy rate	90.6%	91.1%	91.0%	91.2%	91.3%

New and Renewal Leasing Activity

	Total GLA	Average Term [(2)]	Average Base Rent [(3)] Expiring	Average Base Rent [(3)] Starting	Tenant Improvements [(3)]	Leasing Commissions [(3)]
1Q 2017						
New Leases	172	5.5	$ 21.60	$ 22.51	$ 18.09	$ 2.28
Renewal Leases	604	4.9	23.18	22.64	7.16	1.24
Total 1Q 2017	776	5.0	23.07	22.63	9.62	1.48
2Q 2017						
New Leases	107	5.8	24.76	23.97	20.46	1.75
Renewal Leases	412	4.4	21.92	22.19	6.64	0.94
Total 2Q 2017	519	4.7	22.19	22.36	9.49	1.11
3Q 2017						
New Leases	224	6.2	22.65	22.74	17.18	1.92
Renewal Leases	521	5.5	21.76	22.24	8.58	1.02
Total 3Q 2017	745	5.7	21.94	22.34	11.18	1.29
YTD 2017						
New Leases	503	5.8	22.89	22.97	18.18	2.01
Renewal Leases	1,537	5.0	22.41	22.39	7.50	1.09
Total YTD 2017	2,040	5.2	$ 22.47	$ 22.46	$ 10.15	$ 1.32

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases	% of Total Annualized Base Rent
Month-to-month	127	245	1.1%	$ 4,932	0.9%
2017	165	472	2.1	10,590	2.0
2018	542	2,199	9.9	48,615	9.3
2019	508	2,314	10.5	59,781	11.4
2020	422	1,920	8.7	45,870	8.7
2021	488	2,539	11.5	55,910	10.7
2022	370	2,157	9.7	50,428	9.6
2023	158	1,329	6.0	26,953	5.1
2024	162	1,894	8.6	43,492	8.3
2025	134	958	4.3	20,405	3.9
2026	133	1,088	4.9	21,809	4.2
Thereafter	303	5,032	22.7	135,526	25.9
Total	3,512	22,147	100%	$ 524,311	100%

(1) Calculations are based on percentage of total GLA, excluding GLA for development properties and including 100% of the GLA for unconsolidated joint ventures.
(2) Amounts presented in years.
(3) Amounts presented per square feet.

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Healthcare Trust of America, Inc. I 17

Portfolio Information

Key Health System Relationships and In-House Property Management and Leasing Platform

(as of September 30, 2017, dollars and GLA in thousands, except as otherwise noted)

Key Health System Relationships (1)

Health System	Weighted Average Remaining Lease Term (2)	Credit Rating	Total Leased GLA	% of Leased GLA	Annualized Base Rent	% of Annualized Base Rent
Baylor Scott & White Health	8	Aa3	851	3.9%	$ 22,611	4.3%
Highmark-Allegheny Health Network (3)	5	Baa2	914	4.1	17,615	3.4
Greenville Health System	6	A1	798	3.6	15,415	2.9
Community Health Systems (TN)	6	B2	737	3.3	15,369	2.9
Tufts Medical Center	10	Aa2	252	1.1	10,251	2.0
Steward Health Care System	9	B2	380	1.7	9,418	1.8
Hospital Corporation of America	3	B1	356	1.6	9,049	1.7
Tenet Healthcare System	8	B2	385	1.7	8,997	1.7
Providence St. Joseph Health	2	Aa3	262	1.2	8,942	1.7
Ascension Health	2	Aa2	288	1.3	8,285	1.6
Harbin Clinic	10	N/A	313	1.4	6,601	1.3
Aurora Health Care	7	A2	277	1.3	6,385	1.2
Adventist Health	4	Aa2	289	1.3	6,365	1.2
Mercy Health	9	Aa3	251	1.1	6,184	1.2
Carolinas Medical Center	3	Aa3	190	0.9	5,598	1.1
Total			6,543	29.5%	$ 157,085	30.0%

In-House Property Management and Leasing Platform

As of September 30, 2017, HTA's in-house property management and leasing platform operated approximately 22.2 million square feet of GLA, or 92%, of HTA's total portfolio.


HTA Properties
Existing Property Management Offices
New Property Management Offices

(1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all HTA's health system tenants.
(2) Amounts presented in years.
(3) Credit rating refers to Highmark, Inc.

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Adventist Health (Aa2), headquartered in Roseville, California, serves more than 75 communities in the western states.  Adventist Health consists of 20 hospitals, more than 280 clinics, 14 home care agencies, 7 hospice agencies, 4 joint-venture retirement communities, and approximately 5,000 medical staff.  In 2016, Adventist Health had more than 6.3 million patient visits. Ascension Health (Aa2), located in St. Louis, Missouri, is the largest non-profit health system in the United States which includes approximately 150,000 associates and 36,000 aligned providers.  Ascension Health operates 2,500 sites including 141 hospitals and 30 senior living facilities located in 22 states and the District of Columbia.  In 2016, Ascension Health had over 39 million patient visits to their care locations. Baylor Scott & White Health (Aa3), headquartered in Dallas, Texas, is the largest not-for-profit health care system in Texas.  Baylor Scott & White Health was started in 2013 with the combination of Baylor Health Care System and Scott & White Healthcare.  BS&W includes 48 hospitals, more than 1,000 patient care sites, and more than 9,600 active physicians.  BS&W provides inpatient, outpatient, rehabilitation, and emergency medical services helping 5.1 million patients annually. Community Health Systems (TN) (B2), headquartered in Franklin, Tennessee, is one of the nation’s leading operators of general acute care hospitals. The organization includes 137 affiliated hospitals in 21 states with approximately 123,000 employees and 20,000 physicians. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings. Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS’ Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way. Highmark-Allegheny Health Network (Baa2), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark’s mission is to deliver high quality, accessible, understandable and affordable experiences, outcomes and solutions to their customers. Hospital Corporation of America (B1), based in Nashville, Tennessee, HCA was one of the nation’s first hospital companies. Today, they are a company comprised of locally managed facilities that includes approximately 171 hospitals, 118 freestanding surgery centers in 20 states and the United Kingdom employing approximately 233,000 people. Approximately four to five percent of all inpatient care delivered in the country today is provided by HCA facilities. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve. Providence St. Joseph Health (Aa3), based in Seattle, Washington and Irvine, California, is held together by Providence Health and Services and St. Joseph Health, a not-for-profit health and social services system that will serve as the parent organization for more than 100,000 caregivers (employees) across seven states. Steward Health Care System (B2), located in Boston, Massachusetts, is a community-based accountable care organization and community hospital network with 3,000 physicians, 10 hospital campuses, 24 affiliated urgent care providers, home care, hospice and other services. The system serves more than one million patients annually in over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Medical Group, Steward Health Care Network, and Steward Home Care. Tenet Healthcare System (B2), located in Dallas, Texas, is a leading health care services company. Through its network, Tenet operates 80 hospitals, over 470 outpatient centers and has over 130,000 employees. Across the network, compassionate, quality care is provided to millions of patients through a wide range of services. Tenet is affiliated with Conifer Health Solutions, which helps hospitals, employers and health insurance companies improve the efficiency and performance of their operations and the health of the people they serve. Portfolio Information Health System Relationship Highlights 3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 19

As of 3Q17 4Q16 ASSETS Real estate investments: Land $ 480,850 $ 386,526 Building and improvements 5,788,837 3,466,516 Lease intangibles 648,591 467,571 Construction in progress 59,573 — 6,977,851 4,320,613 Accumulated depreciation and amortization (973,566) (817,593) Real estate investments, net 6,004,285 3,503,020 Investment in unconsolidated joint venture 68,303 — Cash and cash equivalents 9,410 11,231 Restricted cash and escrow deposits 17,469 13,814 Receivables and other assets, net 206,030 173,461 Other intangibles, net 108,025 46,318 Total assets $ 6,413,522 $ 3,747,844 LIABILITIES AND EQUITY Liabilities: Debt $ 2,856,758 $ 1,768,905 Accounts payable and accrued liabilities 159,070 105,034 Derivative financial instruments - interest rate swaps 1,441 1,920 Security deposits, prepaid rent and other liabilities 61,402 49,859 Intangible liabilities, net 69,852 37,056 Total liabilities 3,148,523 1,962,774 Commitments and contingencies Redeemable noncontrolling interests 4,692 4,653 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 200,686,673 and 141,719,134 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively 2,007 1,417 Additional paid-in capital 4,386,224 2,754,818 Accumulated other comprehensive loss (615) — Cumulative dividends in excess of earnings (1,212,051) (1,068,961) Total stockholders’ equity 3,175,565 1,687,274 Noncontrolling interests 84,742 93,143 Total equity 3,260,307 1,780,417 Total liabilities and equity $ 6,413,522 $ 3,747,844 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share data) 3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 20

Financial Statements

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended	
	3Q17	3Q16	3Q17	3Q16
Revenues:				
Rental income	$ 175,431	$ 118,252	$ 438,949	$ 338,646
Interest and other operating income	563	88	1,271	243
Total revenues	175,994	118,340	440,220	338,889
Expenses:				
Rental	56,331	36,885	138,874	105,299
General and administrative	8,283	7,293	25,178	20,879
Transaction	261	1,122	5,618	4,997
Depreciation and amortization	70,491	47,864	172,900	130,430
Impairment	—	—	5,093	—
Total expenses	135,366	93,164	347,663	261,605
Income before other income (expense)	40,628	25,176	92,557	77,284
Interest expense:				
Interest related to derivative financial instruments	(264)	(552)	(827)	(1,856)
Gain (loss) on change in fair value of derivative financial instruments, net	—	1,306	884	(2,144)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	(264)	754	57	(4,000)
Interest related to debt	(25,924)	(16,386)	(59,688)	(44,503)
Gain on sale of real estate, net	—	—	3	4,212
Loss on extinguishment of debt, net	(774)	(3,000)	(11,192)	(3,022)
Income from unconsolidated joint venture	318	—	381	—
Other (expense) income	(27)	95	(13)	220
Net income	$ 13,957	$ 6,639	$ 22,105	$ 30,191
Net income attributable to noncontrolling interests	(194)	(212)	(715)	(830)
Net income attributable to common stockholders	$ 13,763	$ 6,427	$ 21,390	$ 29,361
Earnings per common share - basic:				
Net income attributable to common stockholders	$ 0.07	$ 0.05	$ 0.12	$ 0.22
Earnings per common share - diluted:				
Net income attributable to common stockholders	$ 0.07	$ 0.04	$ 0.12	$ 0.21
Weighted average common shares outstanding:				
Basic	200,674	138,807	173,189	134,905
Diluted	204,795	143,138	177,410	138,314
Dividends declared per common share	$ 0.305	$ 0.300	$ 0.905	$ 0.890

3Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 21

Nine Months Ended 3Q17 3Q16 Cash flows from operating activities: Net income $ 22,105 $ 30,191 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, amortization and other 169,057 128,728 Share-based compensation expense 5,493 5,136 Bad debt expense 635 508 Impairment 5,093 — Income from unconsolidated joint venture (381) — Gain on sale of real estate, net (3) (4,212) Loss on extinguishment of debt, net 11,192 3,022 Change in fair value of derivative financial instruments (884) 2,144 Changes in operating assets and liabilities: Receivables and other assets, net (20,489) (14,051) Accounts payable and accrued liabilities 29,566 3,598 Prepaid rent and other liabilities 7,158 (6,807) Net cash provided by operating activities 228,542 148,257 Cash flows from investing activities: Investments in real estate (2,357,570) (532,527) Investment in unconsolidated joint venture (68,839) — Development of real estate (19,163) — Proceeds from the sale of real estate 4,746 23,368 Capital expenditures (42,990) (34,064) Restricted cash, escrow deposits and other assets (3,655) 2,143 Net cash used in investing activities (2,487,471) (541,080) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 515,000 513,000 Payments on unsecured revolving credit facility (528,000) (704,000) Proceeds from unsecured senior notes 900,000 347,725 Borrowings on unsecured term loans — 200,000 Payments on unsecured term loans — (155,000) Payments on secured mortgage loans (75,444) (98,453) Deferred financing costs (16,902) (3,039) Debt extinguishment costs (10,391) — Security deposits 1,932 862 Proceeds from issuance of common stock 1,624,222 418,891 Repurchase and cancellation of common stock (3,413) (2,425) Dividends paid (145,877) (116,655) Distributions paid to noncontrolling interest of limited partners (4,019) (2,724) Redemption of redeemable noncontrolling interest — (491) Net cash provided by financing activities 2,257,108 397,691 Net change in cash and cash equivalents (1,821) 4,868 Cash and cash equivalents - beginning of period 11,231 13,070 Cash and cash equivalents - end of period $ 9,410 $ 17,938 Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) 3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 22

3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 23 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): As previously defined as Adjusted EBITDA, Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of our acquisitions/dispositions; and (v) other normalizing items. HTA consider Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments and (ii) amortization of below and above market leases/leasehold interests. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of our tenants or their parent companies. Customary Health System Restrictions: Ground leases with a health system lessor that include restrictions on tenants that may be considered competitive with the hospital, which may include provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): In September 2017, NAREIT issued a white paper defining EBITDA for real estate which HTA effectively adopted as of September 30, 2017. NAREIT defines EBITDAre as net income or loss (computed in accordance with GAAP) plus: (i) interest expense and net change in the fair value of derivative financial instruments; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss from sale of real estate; and (vi) and proportionate share of joint venture depreciation, amortization and other adjustments. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area (in square feet). Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements.

3Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 24 Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests and corporate assets; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of our operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have a majority alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant our properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property”. Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented, excluding properties intended for disposition in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.